EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of CuraGen Corporation (the “Company”) for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Frank M. Armstrong, M.D., Chief Executive Officer and President of the Company, and David M. Wurzer, Executive Vice-President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2007	By:	/s/ Frank M. Armstrong, M.D.
Frank M. Armstrong, M.D.
Chief Executive Officer and President (principal executive officer of the registrant)

Dated: August 9, 2007	By:	/s/ David M. Wurzer
David M. Wurzer
Executive Vice-President, Chief Financial Officer and Treasurer (principal financial and accounting officer of the registrant)